                                                                   EXHIBIT 10.10

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


                           SOFTWARE LICENSE AGREEMENT
                          CONTRACT #_________________

This Agreement is made effective this 30th day of April, 1999 by and between Motive Communications, Inc., a Delaware corporation with its principal place of business at 9211 Waterford Centre Blvd, Suite 100, Austin, TX 78759 ("Licensor"), and Compaq Computer Corporation, a Delaware corporation having its principal place of business at 20555 S.H. 249, Houston, TX 77070-2698 ("Compaq") on behalf of itself and its worldwide divisions, subsidiaries and affiliates.

1. DEFINITIONS

     a. The term Compaq shall mean Compaq Computer Corporation and its divisions, subsidiaries and affiliates.

     b. The term "site" shall mean a data center for one or more Compaq divisions, subsidiaries, sales regions or sales offices.

     c. [*] refers to Content (defined below) which has been activated by Licensor to produce an executable program which is designed to diagnose and potentially repair technical problems being experienced by an end user.

     d. Content means text files or fragments created by Compaq or Licensor for inclusion into the [*] web site for general use.

     e. Customer shall mean any customer of Compaq, individual or corporation, who has purchased computer equipment from Compaq and who Compaq has a requirement to provide technical support to that individual or corporation.

     f. Specifications are the applicable Licensor user documentation, product/services data sheets, and/or release notes delivered with the Software.

2. PRODUCT DESCRIPTION

     a. The products which are the subject of this Agreement are certain computer software programs of Licensor, as defined and described in Appendix A including all related materials, documentation and technical information (the "Software").

     b. Licensor has established an [*] web site that contains [*] that can be accessed, downloaded, and used by Compaq to diagnose and/or resolve its technical support problems. The [*] service is provided on an [*] basis. Upon execution of this Addendum, payment of the [*] fee, and deployment of Licensor's [*] Server Software Compaq shall be provided access to the [*] web site.

     * Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission

3. RIGHTS GRANTED

     a. Licensor hereby grants to Compaq an irrevocable (except as noted in Section 7, Termination), worldwide, non-exclusive, non-transferable, [*] to use the Software as ordered under the provisions of Appendix-A. Compaq may install and use Software on Compaq owned or operated computers up to the maximum number of licenses of each Software defined in Compaq's Appendix A and for which Compaq has paid the applicable license fee(s). In the case of a Software which is licensed on a [*], licensee may install the applicable Software on owned or operated computers to support the quantity of unique users defined in a Appendix
        A. A [*] is an [*] having access to and use of the licensed Software. In the case of an agent license (currently called "Motive Assistant"), this Software may be distributed [*] by Compaq to Compaq's Customers, but may be used only in conjunction with the Licensor desktop and Licensor server components licensed by Compaq.

     b. Except for use of the Motive Assistant as outlined above, the Software may only be used by i) employees of Compaq, or ii) contractors/agents of Compaq who are under a written nondisclosure agreement with Compaq which will protect Licensor's Software and who are performing services solely [*] requirements [*] or to its Customers as outlined below.

     c. If Compaq subcontracts its [*] obligations of its products to a third party (contractor or agent) such third party will be authorized to use the Software provided i) there is a written agreement in place between Licensee and the third party that governs and protects the Licensor, its Software, and its Confidential Information, including the Software, to the same degree as provided under this Agreement; ii) that the third party uses the Software solely on behalf of Compaq to support Compaq or fulfill Compaq's support obligations to its Customers and no other customers of the third party; and iii) upon completion or termination of the subcontracting agreement between Compaq and the third party, all Licensor's Software and Confidential Information shall be returned to Compaq.

     d. Compaq agrees only to use the [*] diagnostic / repair routines through and in conjunction with licensed Licensor server and desktop Software. Compaq acknowledges that Licensor and its licensors retain ownership of all [*] including translations, compilations, and derivative products, any portions or copies thereof, and all rights therein. Compaq will not (and will not allow any third party to) reverse engineer or attempt to discover any source code or underlying ideas or algorithms of any [*]. Licensor will monitor usage statistics to verify performance of [*]. The parties agree that neither Licensor nor any other third party is prevented from independently creating similar Content that may perform similar functionality or restricts Licensor's use of residual knowledge associated with Compaq Content

4. DELIVERY AND INSTALLATION

     Licensor shall deliver the Software as set forth in Appendix A. no later than the date set forth in Appendix A. Licensor shall enhance, add to, or otherwise modify the Software prior to or at the same time any modifications of the Software are made commercially available to Licensor's general customer base contingent upon Compaq's compliance with the maintenance terms specified in Appendix A.

     Licensor shall be subject to the following insurance requirements when providing on-site installation and training services as set forth in Appendix A:

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

     a. Without limiting any of the obligations or liabilities of Licensor, Licensor shall maintain, as long as this Agreement is in effect, at Licensor's expense, insurance policies of the kind and limits listed below and shall provide Compaq, prior to execution of this Agreement, a Certificate of Insurance evidencing such coverage for the term of this Agreement. Licensor shall also require any consultants or subcontractors retained by Licensor to insure against the following risks to the extent stated.

     Insurance is to be placed with insurers with a Best's Rating of no less than A:VII, and must be licensed to do business in the State of Texas and which have been approved by the State of Texas Commissioner of Insurance. All policies shall contain the limits outlined below and shall name Compaq as a certificate holder. Such policies shall remain in force until receipt of final payment by Licensor.

Type of Coverage                                           Limits
----------------                                      ---------------
                                                  Statutory, State of Texas
Worker's Compensation
including All States Endorsement
and Waiver of Subrogation in favor of COMPAQ

Employer's Liability                              $[*] Each Accident
                                                  $[*] Disease - Policy Limit

General Liability                                 $[*] Each Occurrence
Bodily Injury/Property Damage                     $[*] Aggregate/1/

Comprehensive Form including:
(1) Premises/Operations, Single Limit
(2) Products/Completed Operations,
(3) Contractual Liability,
(4) Independent Contractors,
(5) Broad Form Property Damage,
(6) Personal/Advertising Injury, and
(7) Owner's Contractors Protective

  /1/ The General Aggregate limit shall apply separately to this Agreement or the General Aggregate shall be twice the required occurrence limit.

Automobile Liability               $[*] Combined Single Limit per accident
                                   for bodily injury and property damage.

     Covering all automobiles, trucks, tractor trailers, motorcycles, or other automotive equipment, whether non-owned, owned or hired by Licensor or employees of Licensor, including Compaq as an additional insured with respect to any non-owned, owned or hired automotive equipment used by or with the permission of Licensor.

     Excess/Umbrella Liability  -  $[*]
     following form over primary Commercial General Liability

     Commercial Blanket Bond       $[*]
     (employee dishonesty)

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

     b. Each [*] Insurance shall contain a provision that coverage afforded under the policies will not be canceled without at least [*] days prior written notice to Compaq in the event of cancellation or material change, in accordance with Section 7 of this Agreement. Furthermore, Licensor will obtain an endorsement to its policies providing that the Licensor's insurance shall be primary as respects Compaq, its officers and employees. Any other valid and collectible insurance or self - insurance maintained by or in the name of Compaq shall be in excess of Licensor's insurance and shall not contribute to it.

     c. Licensor shall cause each insurance policy issued hereunder to provide:

          (i) that Compaq is named as a [*] as their interests may appear, and that the coverage shall contain no special limitations of the scope of protection afforded Compaq, its officers or employees.

          (ii) that all amounts payable thereunder will be paid to Compaq or Compaq's assigns

     d. It is Licensor's responsibility to ensure that the insurance requirements listed above are in effect for the full term of this Agreement. Cancellation or change of coverage without Compaq's approval shall be considered a breach of contract. In addition, all of Licensor's outside consultants or subcontractors shall maintain adequate insurance as detailed above if performing work for Compaq on Licensor's behalf. Licensor is responsible to verify and maintain Certificates of Insurance from such outside consultants or subcontractors.

     The original Certificate of Insurance should be mailed to Compaq Computer Corporation, attn. Risk Management, MS 120505, PO Box 692000, Houston, Texas 77269-2000 and a copy to Cora Nell Worthy-Blumberg, Sr.Commodity Manager, Corp. Software Procurement, PO Box 692000, Houston, TX 77269-2000.

5. APPLICABLE FEES

     a. Compaq shall pay Licensor the fees specified in Appendix A [*] days from date of invoice provided that the Software has been received. Payment of invoices shall not constitute final acceptance of the Software.

     b. Taxes; Shipping. Compaq will pay all amounts due under this Agreement in U.S. currency. Unless Compaq provides Licensor a valid exemption certification from the applicable taxing authority Compaq shall pay or promptly reimburse Licensor for all federal, state, local or other taxes (exclusive of income, business privilege, or similar taxes) including but not limited to sales, use, lease, value-added, withholding or similar assessments, taxes and duties based on charges payable, on the Software's use or services performed hereunder or in connection with this Agreement, excluding taxes payable on Licensor's net income. Delivery is FOB Origin. However, if the Software or Documentation is lost or damaged during shipment, Licensor will reship at no additional cost to Compaq. [*] shall pay for all shipping charges for shipments to locations within the United States. [*] shall be responsible for the payment of all international freight, customs, duties, international freight forwarding and related charges applicable to the delivery of the Software to [*] and [*] shall reimburse [*] for all such charges which are prepaid by [*] and invoiced to [*].

     c. Upon election of the [*], Licensor will invoice Compaq for the then current [*] service fee as agreed to in Appendix A. This fee will be paid in advance on an [*] basis with payment due a net [*] days after receipt of invoice. The

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

     [*] Services shall automatically renew [*] on the Agreement anniversary date by paying the then current [*] service fee. If Compaq chooses not to renew its [*], Compaq will notify Licensor no later than [*] days prior to such [*] renewal date.

6. COPIES OF SOFTWARE

     In addition to producing copies for the licensed number of users, Compaq shall have the right to reproduce for backup and archival purposes all of the Software described in Appendix A at any Compaq site provided for herein or specifically provided for in Appendix A, subject to the restrictions on use and disclosure set forth herein.

7. TERMINATION

     a. Either party has the right to terminate this Agreement if the other party materially breaches or is in material default of any obligation hereunder which default has not been cured within [*] after receipt of notice of such default from the nondefaulting party or within such additional cure period as the nondefaulting party may authorize. Licensor shall also be deemed in default if the Software program continues to exhibit defects causing serious disruption of use and/or repeated periods of downtime, notwithstanding Licensor's remedial or maintenance efforts, over a continuous period of [*] or more.

     b. Either party may terminate this Agreement by written notice to the other party if the other party becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law whether domestic or foreign, or has wound up liquidated, voluntarily or otherwise.

     c. In the event that either party is unable to perform any of its obligations under this Agreement or to enjoy any of its benefits because of (or if loss of the Software is caused by) natural disaster, actions or decrees of governmental bodies or communications line failure not the fault of the affected party (hereinafter referred to as a "Force Majeure Event"), the party who has been so affected shall give written notice to the other party within [*] days and shall do everything possible to resume performance. Upon receipt of such notice, this Agreement shall immediately be suspended. If the period of non-performance exceeds [*] days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been so affected may by giving written notice terminate this Agreement. However, delays in delivery due to Force Majeure Events shall automatically extend the delivery date for a period equal to the duration of such events; any warranty period affected by a Force Majeure Event shall likewise be extended for a period equal to the duration of such event.

     d. In the event that this Agreement is terminated, each party shall return to the other all papers, materials, and other properties of the other party then in its possession.

     e. The obligations of the parties under Section 7.d. (Return of Properties), and 12 (Indemnification) shall survive termination of any license hereunder.

     f. Any remedy expressed herein is in addition to any other remedies at law or in equity.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

     g. Licensor may terminate this Agreement within [*] days in the case of non-payment for any invoices which are not subject to dispute by Compaq [*] in the case of a breach of Section 10 or 11.

     h. Upon non-renewal of [*] or termination of this Agreement for breach, Compaq will; (i) discontinue accessing the [*] web site, (ii) cease to using any [*]; and (iii) destroy any downloaded [*] and any derivative products made in connection with the [*].

8. WARRANTY

     a. Licensor warrants that on the date the Software is delivered to Compaq and for a period of [*] thereafter the Software furnished hereunder shall materially conform to the Specifications; that, in general, the Services shall be performed in a timely, professional and workmanlike manner by qualified professional personnel; and that the Services and Software shall conform to the standards generally observed in the industry for similar Services and Software.

     b. Licensor warrants that it has full power and authority to grant the rights granted by this Agreement to Compaq with respect to the Software without the consent of any other person; and that neither the performance of the Services by Licensor nor the license to and use by Compaq of the Software (including the copying thereof) will in no way constitute an infringement or other violation of any patent, copyright, trade secret, trademark, trade dress, invention, proprietary information, nondisclosure or other intellectual property rights of any third party.

     c. Licensor warrants that its Software, its license to and use by Compaq, and the performance by Licensor of the Services, shall be in compliance with all applicable laws, rules and regulations.

     d. EXCEPT FOR THE EXPRESS LIMITED WAY SET FORTH ABOVE, LICENSOR HEREBY DISCLAIMS AND COMPAQ EXPRESSLY WAIVES ANY AND ALL OTHER EXPRESS WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE, AND ANY AND ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED T0, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     e. THE [*] SERVICE IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, AND MOTIVE DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9. CONFIDENTIALITY AND INDEPENDENT DEVELOPMENT

     a. Each party recognizes that it may have previously entered or will in the future enter into various agreements with the other party which obligates it to maintain as confidential certain information disclosed to it by the other party. To the extent that such information or any further confidential information, which might include but is not limited to business plans, forecasts, volumes, capacity, network deployment information, pricing, inventory levels, Software, etc., (collectively referred to hereinafter as "Information") is disclosed in furtherance of this Agreement or any purchase or sale made hereunder, such Information shall be so disclosed pursuant to the minimum terms and conditions listed below; provided, however, the minimum terms and conditions listed below shall in no way relieve the parties from any obligation or modify such obligations previously agreed to in other agreements.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

     b. Both parties agree that the party receiving Information will maintain such Information in confidence for a period of [*] from the date of disclosure of such Information. Each party shall protect the other party's Information to the same extent that it protects it own confidential and proprietary information and shall take all reasonable precautions to prevent unauthorized disclosure to third parties. The parties acknowledge that the unauthorized disclosure of such Information will cause irreparable harm. Accordingly, the parties agree that the injured party shall have the right to seek immediate injunctive relief enjoining such unauthorized disclosure.

     c. The provisions of this Section 9. shall not apply to information (i) known to the receiving party at the time of receipt from the other party,
     (ii) generally known or available to the public through no act or failure to act by the receiving party, (iii) furnished to third parties by the disclosing party without restriction on disclosure, (iv) furnished to the receiving party by a third party as a matter of right and without restriction on (v)disclosure, (v) independently developed, or (vi) furnished as required by court order or similar governmental authority or by the imminent likelihood thereof or by applicable law.

     d. Immediately upon termination of this Agreement or at the request of the other party, each of the parties shall promptly return all materials in its possession containing Information of the other party.

     e. Neither party shall use the name(s), trademark(s), tradename(s), or logo(s) whether registered or not, of the other party in publicity releases, advertising, or in any other manner, without securing the prior written approval of the other party except that Compaq hereby provides approval for Licensor to use Compaq's name in its customer list.

     f. Each party agrees not to publicize or disclose to any third party without the consent of the other, either the terms of this Agreement or the fact of its agreement and execution. In particular, no press releases shall be made without the mutual consent of Licensor and Compaq, such consent not to be unreasonably withheld.

     g. Nothing in this Agreement shall be construed to preclude Compaq from independently developing, using, acquiring or marketing computer software packages which may perform the same or similar functions as the Software provided by Licensor.

10. COPYRIGHT AND TRADEMARK OBLIGATIONS

     Compaq agrees not to remove, deface, or destroy any copyright, patent notice, trademark, service mark, proprietary markings or confidential legends placed on or within the Software.

11. PROPRIETARY RIGHTS

     Compaq agrees not to disassemble or reverse engineer the Product. Compaq hereby expressly acknowledges that it does not have, and shall not by virtue of this License Agreement acquire, any proprietary rights whatsoever of any kind in or over any adaptation, modification, derivation, addition, or extension to Product, whether made by Compaq or by Licensor and that Compaq's sole right in relation thereto is as set forth herein. The original and any copies of Product, whether made by Licensor or by Compaq, shall remain the property of Licensor. If Compaq becomes aware of any unauthorized disclosure of use of Product, Compaq shall immediately notify Licensor thereof and shall advise Licensor of the full particulars thereof in writing.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

12. INDEMNIFICATION

     a. Licensor shall defend all suits or proceedings brought against Compaq arising from claimed infringements of any patent, trademark, service mark, copyright, or intellectual property right for any Software furnished by Licensor under this Agreement and shall indemnify Compaq against all costs, fees and damages. Compaq shall promptly notify Licensor in writing and provide information and assistance, at Licensor's expense, for such defense.

     b. Additionally, in the event that use of the Software by Compaq is enjoined, Licensor shall (i) replace the Software, without additional charge, by a compatible, functionally equivalent and non-infringing product; (ii) modify the Software to avoid the infringement; (iii) obtain a license for Compaq to continue use of the Software for the term of this Agreement and pay for any additional fee required for such license; or,
     (iv) if none of the foregoing alternatives is possible even after the Licensor's reasonable commercial efforts, the Licensor shall return the license fee, and expenses incurred by Compaq, to Compaq.

     The foregoing obligations do not apply with respect to a Software or portions or components thereof (i) not supplied by Licensor, (ii) made in whole or in part in accordance to Compaq specifications, (iii) that are modified by Compaq after delivery (iv) combined with other products, processes or materials where the alleged infringement relates to such combination, (v) where Compaq continues the allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, or (vi) where Compaq's use of such Software is not strictly in accordance with this Agreement. Compaq will indemnify and hold harmless Licensor from all damages, settlements, attorneys' fees and expenses related to any claim of infringement or misappropriation excluded from Licensor's indemnity obligation by the preceding sentence.

13. LIMITATION OF LIABILITY

     EXCEPT AS SET FORTH ELSEWHERE IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN ANY WAY RISING OUT OF OR RELATING TO THIS AGREEMENT EVEN IF THE POSSIBILITY OF SUCH DAMAGES HAS BEEN COMMUNICATED TO THE OTHER PARTY.

     EXCEPT AS SPECIFIED IN SECTION 12 AND 16, LICENSOR SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE WHICH MAY ARISE IN CONNECTION WITH THE FURNISHING OR USE BY COMPAQ OF THE SOFTWARE OR PERFORMANCE OF THE SOFTWARE OR SERVICES FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE [*] HEREUNDER WITH RESPECT TO THE APPLICABLE SOFTWARE PROGRAM LICENSES OR PROFESSIONAL SERVICES.

     MOTIVE'S TOTAL LIABILITY WITH RESPECT TO THE [*] WILL BE LIMITED [*] FOR THE [*] IN THE [*] PRIOR TO THE ACT OF INJURY THAT GAVE RISE TO THE LIABILITY.

14. SOFTWARE SUPPORT

     Licensor shall, at Compaq's election, provide support and maintenance services, as defined and described in Appendix A, at the fees set forth in Appendix A or as set forth in a separate Software Support Agreement.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

     During the period for which the Compaq has subscribed to and paid for contracted [*] maintenance and support for the Software, Licensor will provide the following maintenance support of the current version of Software (Licensor will also support the previous sequential release of the Software for a period of [*]). In the event Compaq acquires additional licenses beyond its initial acquisition, maintenance fees for such licenses shall be pro-rated to be co-terminus with Compaq's existing maintenance period.

     Licensor's Standard Maintenance and Support Plan shall include (i) Software Updates - To supply improvements, extensions and other changes to the Software which Licensor, at its discretion, deems to be logical improvements or extensions; (ii) Code Corrections - To supply code corrections to correct material deviations of unmodified Software from the Specifications; (iii) [*] support requests through [*] designated individuals using the Licensor support system technology; iv) Classic Hotline Support - To provide support service via telephone, FAX and E-Mail, unlimited requests for mission critical production related situations and up to [*] annually for all non-critical classic support requests; and (v) Fixes - to supply workarounds for problems where known, answer questions and provide patches where they exist. Support requests will be made during Licensor's normal principal period of service ("PPS") during the hours of [*], CST, Mon. - Fri., except Licensor holidays. If on-site assistance is required and the problem is the failure of the Software to materially perform to Specifications, no charge will be made. If the problem is due to other causes, Licensor's then-current professional services rates for such services will be applicable and payable by Compaq.

     Licensor [*] Maintenance and Support Plan. The premium support plan provides all services in the standard plan described above in this Section on a [*].

     Renewal; Charges for Subsequent Years. [*] Compaq has given the other prior written notice canceling Licensor's maintenance and support as defined below. Compaq will be invoiced for [*] maintenance for subsequent years [*] days prior to the expiration of the [*] maintenance period.

     Cancellation. Compaq may cancel its [*] in the maintenance and support plan(s) effective as of the next anniversary or coterminous [*] renewal date by written notice to Licensor received prior to the [*] renewal date, or if there is an increase in [*] maintenance and support charges over the preceding year by giving Licensor written notice of cancellation within [*] days of receipt of Licensor's invoice or price quotation notice showing such increase.

     Reinstatement. Compaq may reinstate maintenance at a later time by paying the plan(s) fee in effect at the time of reinstatement plus a fee equal to the then current maintenance and support fees for the Software times the number of [*] periods the [*] was interrupted or [*] of the license fee for the Software at the time the license was purchased, whichever is less.

     Scope of Coverage. Licensor's maintenance support policy requires that (i) the same level of services shall apply to all licensed Software at the installation site, (ii) Compaq shall bring or keep all licensed Software it has acquired at an installation under current contracted maintenance in order to receive the maintenance update services defined in the maintenance program. The automated reporting routines contained in the Software which identifies and analyzes the use and performance of the Software including problems and issues that arise in connection therewith will be used by Licensor to provide support services, and improve, enhance the performance of the Software offered by Licensor.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

     Limitations on Licensor's Obligations. Compaq understands and agrees that Licensor may develop and market new or different computer programs or features which use part or all of the Software and which perform all or part of the functions performed by the Software, including but not limited to releases of new software products which include new product features and functionality. Nothing contained in this Agreement gives Compaq any rights with respect to such products, or such new or different computer programs or features.

     Exclusions. Company shall have no obligation to correct any error resulting from: (i) altered or damaged Software or any portion of a Software incorporated with or into another software to the extent the error is the result of such alteration, damage or incorporation; (ii) use of a Software that is not the then current release or immediately Previous Sequential Release; or (iii) Software problems caused by Compaq's negligence, abuse or misapplication, or use of Software other than as specified in Licensor's user manual.

     The terms of this Section entitled "Software Support" do not apply to [*] services. For payment of the [*] fee, Compaq will receive access to any updates or modifications made to the [*] web site by Licensor

15. PROFESSIONAL SERVICE

     If ordered by Compaq on its Appendix A, Quotation and/or Pricing Schedule the following terms and conditions shall apply to professional services supplied by Licensor to Compaq. Compaq may purchase technical support services ("Professional Services") from Licensor in the form of service package offerings or on a time and material basis.

     Scope of Professional Services. Licensor will perform the Professional Services documented in Compaq's Appendix A, Pricing Schedule and/or Quotation which has been accepted by an official of Licensor in writing. The parties acknowledge that the scope of Professional Services provided hereunder consist solely of (i) Software installation, deployment assistance, interface adapter efforts, and/or non-formal software training. Licensor may also offer select service package offerings under its then current price list to perform certain Professional Services on a fixed price basis. The contents and deliverables of these packages shall be defined in the then current price list or the applicable Specifications. Professional Services provided to Compaq by Licensor shall not constitute works for hire.

     Term of Professional Services. The "Term of Professional Services" performed on a time and material basis will begin and terminate on the dates or times defined in Compaq's Appendix A, Pricing Schedule and/or Quotation which has been accepted by an official of Licensor in writing, unless earlier terminated in accordance with this Agreement.

     Fees and Expenses. Fees for Professional Services are defined in Licensor's Quotation or, where no Quotation is provided, fees shall be as stated in Licensor's current, price list applicable to the territory for such Professional Services. Fees and charges are due net [*] days after date of invoice by Licensor. Invoices may be published on a monthly basis or at the completion of Professional Services. Professional Services fees include reasonable expenses for travel, food and lodging, directly related to the performance of Professional Services.

     Termination or delay of Professional Services. Compaq agrees that Professional Services may be terminated by either party at any time for any reason, with or without cause, by giving [*] days prior written notice to the other party; termination shall be effective [*] days after the other party's receipt of such notice. If Compaq delays the scheduled start of contracted Professional

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

     Services, Compaq shall reimburse Licensor for any actual costs incurred due to such delay. If Compaq terminates Professional Services before the end of the Term of Professional Services engagement, Compaq shall pay Licensor for Professional Services completed prior to the effective termination date and reasonable and actual subcontractor costs incurred by Licensor as a result of such delay or termination.

     Licensor Proprietary Information. All Licensor Proprietary Information and all right, title and interest, including without limitation, all patents, copyrights, and trade secret rights any where in the world, and all other intellectual property and rights in connection therewith shall be the sole property of and remain with Licensor or its licensors, as applicable. Licensor Proprietary Information includes, but is not limited to, Licensor Software and related documentation and any modifications thereto developed in whole or in part by Professional Services. Except for the license use rights otherwise expressly provided in this Agreement, no right, title or interest in Licensor Software is granted hereunder.

     Independent Contractors. Licensor is an independent contractor and is solely responsible for all taxes, withholdings, and other similar statutory obligations including, but not limited to Worker's Compensation Insurance. Nothing herein shall form or be construed to form a joint venture or partnership.

     Performance Standards. Licensor's performance of Professional Services under this Agreement will be conducted with standards of practice common in the industry for such services. Licensor will comply with all applicable laws and Compaq safety rules in the course of performing Professional Services.

     Consent to Subcontract. Compaq hereby consents for Licensor to subcontract Professional Services to persons or companies qualified and certified by Licensor to provide services on Licensor's behalf

16. YEAR 2000 WARRANTY

     Licensor warrants, at no additional cost to Compaq, the following under this Agreement:

     That the Software licensed hereunder will accurately process, calculate, compare and sequence date and time data from, into and between the twentieth and twenty-first centuries, including leap year calculations, when used in accordance with Licensor supplied documentation and provided that all hardware, software and firmware used in combination with such Software properly exchange accurate date data with the Software. As used herein, the term accurately shall mean in accordance with industry standard conventions with respect to the environment in which the Software is operating.

     That any licensing keys contained in the Software will not expire or cause the Software to perform at less than full function due to the Software not performing as set out herein; and

     That the duration of this warranty shall be as set out in this Agreement or as otherwise provided in this Section.

     The remedies available to Compaq hereunder for any such Software which in Licnesor's opinion does not perform as set out herein, shall include, at Licensor's option, either repair or replacement, or a refund of any and all license, services and maintenance fees paid or still owed by Compaq. Licensor agrees to repair, replace or refund, per Compaq's request, within [*] days of such request.

     Should any term or condition of this Section conflict with any other term or condition contained in this Agreement, the term or condition contained in this Section shall control. This warranty shall not be construed to limit any rights or remedies that Compaq may otherwise have under this Agreement with respect to defects other than Year 2000 performance.

17. EXPORT ADMINISTRATION

     Compaq agrees to comply fully with all-relevant export laws and regulations of the United States Department of Commerce ("Export Laws") to assure that neither the Software nor any direct product thereof are (i) exported, directly or indirectly, in violation of Export Laws; or (ii) are intended to be used for any purposes prohibited by the Export Laws. Licensor agrees to provide sufficient technical information for application for export license to the Department of Commerce in order for Compaq to obtain an export license to countries authorized by the Export Laws and/or assign any existing export license Licensor may have for Compaq's use in exporting Software procured hereunder for use in such countries permitted by Export Laws.

18. MISCELLANEOUS PROVISIONS

     a. Unless otherwise stated, all notices required under this Agreement shall be in writing and shall be considered given upon personal delivery of the written notice or within forty-eight (48) hours after deposit in the U.S. Mail, certified or registered, and appropriately addressed. However, no action adverse to the other party may be taken unless the party taking action ascertains by any reasonable method that notice has been received.

     b. This Agreement is made under and shall be construed in accordance with the laws of the State of Texas.

     c. The captions of Sections of this Agreement are for reference only and are not to be construed in any way as terms.

     d. No party may assign or transfer any of the rights or responsibilities set forth herein without the express written consent of the other parties (which shall not be unreasonably withheld) provided, however, that Licensor may assign this Agreement, and/or any of its rights and/or obligations hereunder upon written notice to Compaq, to a successor of all, or substantially all, of its business or assets without Compaq's consent. Any other purported attempt to do so shall be void.

     e. Neither party's failure to exercise any of its rights hereunder shall constitute or be deemed a waiver or forfeiture of any such rights.

     f. Each Appendix and Exhibit referred to in this Agreement is incorporated in full in this Agreement wherever reference to it is made.

     g. This document represents the entire Agreement between the parties as to the matters set forth and integrates all prior discussions or understandings between them.

     h. This Agreement may only be modified by a writing signed by an authorized representative of both Licensor and Compaq.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

     i. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

     j. If suit is brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover as an element of its costs of suit, and not as damages, reasonable attorneys' fees to be fixed by the court. The "prevailing party" shall be the party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment. A party not entitled to recover its costs shall not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

     k. Any invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity of any other of its provisions.

     1. The parties do not intend that any agency or partnership relationship be created between them by this Agreement.

     m. The terms and conditions of this Agreement replace, supersede, and shall take precedence over the terms and conditions of any previous or existing Software License Agreement between the parties, or shrinkwrap agreement, provided for the software acquired for the purposes hereunder.


APPROVED AND AGREED TO:

MOTIVE COMMUNICATIONS, INC.                 COMPAQ COMPUTER CORPORATION

/S/ CHRISTOPHER A. BURCH                    /S/ MIKE LARSON
----------------------------                --------------------------
SIGNATURE                                   SIGNATURE

CHRISTOPHER A. BURCH                        MIKE LARSON
----------------------------                --------------------------
TYPED OR PRINTED NAME                       TYPED OR PRINTED NAME

MANAGER OF CONTRACT SERVICES                GM & SR. VP CONSUMER
----------------------------                --------------------------
TITLE                                       TITLE

APRIL 29, 1999                              APRIL 30, 1999
----------------------------                --------------------------
DATE                                        DATE

                                   EXHIBIT A

This Exhibit A ("Schedule") documents the product licenses and services being purchased by Compaq under the terms and conditions of the Software License Agreement ("Agreement") dated April 30, 1999, between Motive Communications, Inc., a Delaware corporation with an office at 9211 Waterford Centre Blvd, Suite 100, Austin, TX 78759 and Compaq Computer Corporation located at 20555 S.H.249, Houston, TX 77070.

1. General Terms:

 .  This Schedule is valid if executed by [*].

 .  All payment terms are net [*] days.

 . Pricing and terms valid for the [*] Product line only. For purpose of this Schedule, the [*] product line shall mean personal computers sold, marketed, and supported by the Compaq [*] Division regardless of the actual Compaq brand name.

 .  Terms and Conditions shall be those of the Compaq / Motive Software License
   Agreement.

2. Base Investment:

The base investment provides the core software and professional services required to support this initial deployment.

SOFTWARE:

Qty       Item                   Description            Price
----------------------------------------------------------------

[*]        [*]                       [*]                 [*]
----------------------------------------------------------------
                                SUB-TOTAL FOR INITIAL
                                SOFTWARE INVESTMENT:     [*]
----------------------------------------------------------------

MAINTENANCE AND SUPPORT:


The [*] Maintenance fee for the Term (defined below) of this Schedule is [*] per year.


PROFESSIONAL SERVICES:

Qty            ITEM              DESCRIPTION           PRICE
----------------------------------------------------------------
[*]            [*]                   [*]                [*]
----------------------------------------------------------------
                                SUB-TOTAL FOR INITIAL
                                PROFESSIONAL SERVICES   [*]
----------------------------------------------------------------

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

[*]:

QTY      ITEM                           DESCRIPTION                                  PRICE
----------------------------------------------------------------------------------------------------
[*]      [*]      Motive [*].                                                           [*] *

                  [*] fee includes up to [*] person days of consulting services (to be fully utilized by [*] or days [*]) to assist in the [*] and the integration of [*] management files into [*].
----------------------------------------------------------------------------------------------------

* The [*] year of Motive [*] Partners [*] Service will be provided for [*]. This [*] is [*] on Compaq providing the following during the [*] year period:

 . Contributes its [*] to Motive for inclusion in the [*] for redistribution at [*]. The quantity and quality of the [*] must be at a sufficient level to qualify.

 . Agrees to actively work with Motive as an active partner in the [*] of the [*]. Licensee also agrees to the use of Licensee's name and logo in marketing Motive [*]. Specifically, [*] will identify Licensee as a [*] of [*]. All such promotional usage shall be coordinated with Licensee but in no event will Licensee unreasonably refuse a coordinated use as provided under this clause.

 .  Renews Maintenance & Support coverage outlined in this Schedule.

TOTAL INITIAL INVESTMENT SUMMARY:

Software                                       [*]
---------------------------------------------------------
Professional Services                          [*]
---------------------------------------------------------
Maintenance & Support                          [*]
---------------------------------------------------------
[*]                                            [*]
---------------------------------------------------------
TOTAL INITIAL INVESTMENT                       [*]
(Total amount to be invoiced upon
execution of this Agreement)
---------------------------------------------------------

3. Motive [*] Pricing and Licensing Model:

A. Motive [*] based license model:

     In this special licensing model, a "Motive [*] License" is an individual Compaq [*] system on which the Motive Assistant has been installed or which has access to [*]. This means for each licensed Compaq [*] computer, Compaq may install a Motive Assistant (client software) on the system and deploy [*] of the [*] (server software) required to support the licensed systems plus the quantity of [*] licenses and [*] licenses identified in the Infrastructure Product Table based on the [*] number of Motive [*] purchased. During the term of this licensing model and products use thereafter, Compaq will [*] the products licensed hereunder [*] for supporting Motive [*] Licenses on Compaq [*] computers.

     The term of this licensing model is valid from [*] to [*] ("Term"). If mutually agreed to, Compaq and Motive may extend this licensing model for additional licenses.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

B. Motive [*] License Pricing Terms

     [*]

     During the Term of this Schedule, Compaq agrees to pay Motive [*] excluding taxes for [*]. Each [*] computer sold and shipped, net of returns which has access to Compaq's Motive [*] or Motive [*] Server is required to have a [*] License. These products [*] be used to support licensed Motive [*] Licenses on Compaq [*] computer systems.

C. Payment Schedule:

     Compaq shall provide Motive a [*] days after the end of each [*] (beginning with the [*] on [*]) reporting the [*] licensed and pay Motive a license fee equal to the number of Motive [*] licensed during that [*] times the [*] license fee.

     On [*], Compaq shall provide Motive a final installation report for this Schedule and pay Motive for the number of Motive [*] Licenses in [*] for which Compaq has previously paid.

D. End of Licensing Term:

     (1) At the end of this licensing term [*] Compaq shall retain the right to use:

     . all Motive [*] Licenses purchased and all Motive [*] Licenses [*] as of [*],

     . the quantity of Motive [*] for [*] licenses identified in the Infrastructure Product Table based on the [*] number of Motive [*] License purchased. After [*] Motive [*], Motive [*] Engine licenses, [*] licenses, [*] licenses, [*] licenses, or [*] for [*] licenses may [*] under this licensing model.

     (2) On [*], Compaq shall retain the right to use [*] of Motive [*] licenses [*] by that date and will report such quantity to Motive.

     All products deployed under this Schedule will [*] to support licensed Motive [*] on Compaq [*] computer systems.

E. Infrastructure Product Table:

[*] NUMBER                      Infrastructure Product Licenses-Total
OF MOTIVE [*]
LICENSES
PURCHASED

[*]                                           [*]

4. Maintenance and Support

Motive standard [*] Maintenance and Support Terms and Conditions shall apply as are detailed in this Agreement. Compaq will use [*] points of contacts to request and receive maintenance and support.

5. Reference Account and Press Release:

In consideration of the [*] and terms provided to Compaq under this Schedule, Compaq agrees to the release of an individual press announcement that Compaq has licensed Motive technology to deliver internet based technical support for Compaq's [*] products. Additionally, a Compaq spokesperson

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

will speak to news reporters and industry analysts in conjunction with said release. Such press release will be coordinated with Compaq and shall be subject to its prior approval that shall not be unreasonably withheld. However, in any event the timing of any such press release specifically announcing the incorporation of Motive's products onto Compaq's [*] products shall not occur until after the related [*] products are announced by Compaq or by [*] which ever occurs first. Motive may list Compaq as a Motive customer prior to the related [*] products are announced by Compaq in sales presentations subject to the provisions of Section 9. f. of this Agreement.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

                           SOFTWARE LICENSE AGREEMENT

                                  AMENDMENT #1

                                    BETWEEN

                          COMPAQ COMPUTER CORPORATION

                                      AND

                           MOTIVE COMMUNICATIONS, INC.

This Amendment (the "Amendment") is entered into by and between Compaq Computer Corporation ("COMPAQ") and Motive Communications, Inc. ("Motive").

Whereas, COMPAQ and Motive entered into said Software License Agreement dated April 30, 1999 and;

Whereas, COMPAQ and Motive wish to amend the terms of the Agreement pursuant to the terms of this Amendment;

NOW, THEREFORE, in consideration of the premises and mutual convenants contained herein, as well as for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, COMPAQ and Motive agree to amend the Agreement as follows:

1.  The Agreement in it's entirety is hereby amended as follows:

    All references to "Appendix A" shall be modified to read "Exhibit A and Exhibit B as applicable".

2. Add Exhibit B, "COMPAQ Computer Commercial and Consumer Systems Pricing Terms" to incorporate Pricing and Terms valid for all Compaq products sold globally excluding Compaq Consumer products sold in North America which are covered in the pricing terms of Exhibit A to the Agreement.

Except as expressly modified herein, or pursuant to the terms of an earlier executed written amendment between COMPAQ and Motive, all of the terms of the agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties signing below warrant that they are duly authorized to sign for, and on behalf of, the respective parties.

MOTIVE COMMUNICATIONS, INC.          COMPAQ COMPUTER CORPORATION

/s/ Scott Harmon                     /s/ Janice Kreidermacher
----------------------------         ------------------------
Signature                            Signature

       Scott Harmon                     Janice Kreidermacher
----------------------------         ------------------------
Typed or Printed Name                Typed or Printed Name

       President & CEO                  Global Contracts
----------------------------         ------------------------
Title                                Title
       December 9, 1999                 December 9, 1999
----------------------------         ------------------------
Date                                 Date

                                   EXHIBIT  B

                COMPAQ COMPUTER COMMERCIAL AND CONSUMER SYSTEMS

                                 PRICING TERMS

     This Exhibit B ("Exhibit") documents the product licenses and services being purchased by Compaq under the terms and conditions of the Software License Agreement ("Agreement") dated April 30, 1999, between Motive Communications, Inc., ("Motive") a Delaware corporation with an office at 9211 Waterford Centre Blvd, Suite 100, Austin, TX 78759 and Compaq Computer Corporation ("Compaq") located at 20555 S.H.249, Houston, TX 77070.

1.   General Terms:

 .  All payment terms are net [*] days.

 .  Pricing and terms are valid for all Compaq products sold globally excluding
   Compaq [*] products sold in [*] which are covered in the pricing terms of Exhibit A to the Agreement.

 . This Exhibit B does not impact or restrict Compaq's use and deployment rights for the [*] Product line as authorized in Exhibit A to the Agreement.

 .  Terms and Conditions shall be those of the Compaq / Motive  Software License
   Agreement.

2.   [*] USAGE MODEL:

The Motive Duet "Infrastructure Software" (consisting of Motive Duet Server, Motive Solo Server, and Motive Integration Server licenses), Motive Solo Self Service Licenses, and Motive Support Desktop Licenses shall be provided and licensed on an [*]. Compaq will use the Motive Software for providing basic service and standard warranty support for Compaq systems only. Software provided under this Exhibit shall not be used to support Compaq's [*] line or any other product sold by Compaq's [*].

3. [*] USAGE TERM AND FEE:

The term of this Exhibit ("Term") is the [*] year period beginning [*] and ending [*]. Pricing is based on a minimum [*] commitment.

                      [*] Usage Fee Description                        [*]  Usage Fee
---------------------------------------------------------------------------------------
Includes:                                                                    [*]
 .  [*] and use of Motive Duet Server, Motive Solo Server, Motive
   Support Desktop, and Motive Integration Server to support Compaq systems.
 .  Support of up to [*] Compaq Support Desktops
 .  Motive Solo Self Service Usage for all Compaq systems.
 .  Basic [*] Maintenance & Support Services based on POC model within the US.
---------------------------------------------------------------------------------------

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

4.    PAYMENT SCHEDULE:

Year 1: [*] through [*]

     Payment Due Date   Payment Amount
     ----------------   --------------
     [*]                [*]

Year 2: [*] through [*]

     Payment Due Date   Payment Amount
     ----------------   --------------
     [*]                [*]

Year 3: [*] through [*]

     Payment Due Date   Payment Amount
     ----------------   --------------
     [*]                [*]

5.    Professional Services and Fees:

For an additional [*], Motive will provide [*] days of Professional Services. All fees [*] domestic travel and living. One day is defined as one person for an eight-hour day. Services will be invoiced on a [*] basis as Services are actually rendered.

6.    MAINTENANCE AND SUPPORT

For Compaq's continued payment of the [*] during the Term, Motive will provide it's [*] Maintenance and Support for [*]. The Maintenance and Support Terms and Conditions of the Agreement shall apply. [*].

7.  CONTINUED USAGE SUPPORT:

If, at the end of the Term, Compaq chooses not to [*] Model, [*]. This extension option will be available for a period of [*] after the Term. If this option is selected, [*].

8.  REFERENCE ACCOUNT AND PRESS RELEASE:

In consideration of the favorable pricing and terms provided to Compaq under this Exhibit, [*]. Additionally, a Compaq spokesperson will speak to news reporters and industry analysts in conjunction with said release. Such press release will be coordinated with Compaq and shall be subject to its prior approval that shall not be unreasonably withheld.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

9.  OTHER TERMS AND CONDITIONS:

a) [*] is restricted to all Compaq products sold globally by Compaq [*] computer systems sold by Compaq's [*].

b)  In consideration of these Fees, [*].

c) Upon expiration of the Term or the continued [*] outlined in Section 7, Compaq's rights [*] the Motive Software provided under this Exhibit [*].

d)  [*].

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.